LOAN AGREEMENT

January 30, 2023

Richard N. Jeffs (the “Lender”) of 11750 Fairtide Road, Ladysmith, BC V9G 1K5, advanced CA$7,500 (the “Principal Sum”) to Cell MedX (Canada) Corp. (the “Borrower”) of 820 - 1130 Pender Street West. Vancouver, BC V6E 4A4. The Lender advanced the funds on January 30, 2023. As per request of the Borrower, the Lender transferred the Principal Sum into the account of Cell MedX Corp., the Borrower’s parent corporation with an address at 123 W. Nye Ln, Suite 446, Carson City, NV 89706, in three separate EFT transfers of CA$2,500 dated for reference January 30, 2023, January 31, 2023, and February 1, 2023.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) calculated from January 30, 2023 (the “Effective Date”). The Borrower is liable for repayment of the Principal Sum, accrued Interest, and any additional costs that the Lender incurs in trying to collect the amount owed to him under the terms of this Loan Agreement.

LENDER	BORROWER
Richard N. Jeffs	Cell MedX (Canada) Corp.

Per:	Per:

/s/ Richard N. Jeffs	/s/ Yanika Silina
Richard N. Jeffs	Yanika Silina, Director